The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion dated May 21, 2018.

May 2018 Preliminary Pricing Supplement No. T1324 Registration Statement No. 333-218604-02 Dated May 21, 2018 Filed pursuant to Rule 424(b)(2)

Auto-Callable Securities due May 26, 2021

Linked to the Performance of the Worst Performing of Three Underlyings

Principal at Risk Securities

Unlike ordinary debt securities, the Auto-Callable Securities due May 26, 2021 linked to the performance of the worst performing of three Underlyings, which we refer to as the “securities,” do not provide for the regular payment of interest or guarantee the return of any principal at maturity. The securities will be automatically redeemed if the closing level of each Underlying on any Trigger Observation Date is greater than or equal to its Trigger Level, and for each security you hold you will receive a cash payment equal to $10 plus the Automatic Redemption Premium applicable to that Trigger Observation Date, as set forth below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the Final Level of the Worst Performing Underlying is greater than or equal to its Knock-In Level, per security you will receive $10 plus the Contingent Return of $3.90. However, if the securities are not automatically redeemed prior to maturity and the Final Level of the Worst Performing Underlying is less than its Knock-In Level, meaning that the Worst Performing Underlying has depreciated by more than 40% from its Initial Level, the payment due at maturity per security will be significantly less than $10 by an amount that is proportionate to the full percentage decline in the level of the Worst Performing Underlying from its Initial Level to its Final Level. Under these circumstances, the Redemption Amount per security will be less than $6 and could be zero. Accordingly, you may lose your entire initial investment in the securities. All payments on the securities, including any repayment of principal, are subject to the credit risk of Credit Suisse.

KEY TERMS
Issuer:	Credit Suisse AG (“Credit Suisse”), acting through its London branch
Underlyings:	The Underlyings set forth in the table below (the issuer of each Underlying, a “Reference Share Issuer” and collectively, the “Reference Share Issuers”). For more information on the Underlyings, see “The Underlyings” herein. Each Underlying is identified in the table below, together with its Bloomberg ticker symbol, Initial Level, Knock-In Level and Trigger Level:
	Underlying	Ticker	Initial Level	Knock-In Level	Trigger Level
	Common stock of Apple Inc.	AAPL UW <Equity>	$186.31	$111.79	$186.31
	Common stock of General Electric Company	GE UN <Equity>	$14.97	$8.98	$14.97
	Common stock of The Proctor & Gamble Company	PG UN <Equity>	$73.45	$44.07	$73.45
Aggregate Principal Amount:	$
Principal Amount:	$10 per security. The securities are offered at a minimum investment of 100 securities at $10.00 per security (representing a $1,000 investment), and integral multiples of $10.00 in excess thereof.
Price to Public:	$10 per security (see “Commissions and Price to Public” below)
Strike Date:	May 18, 2018
Trade Date:	May 21, 2018
Settlement Date:	May 24, 2018 (3 business days after the Trade Date). Delivery of the securities in book-entry form only will be made through The Depository Trust Company.
Valuation Date:	May 21, 2021, subject to postponement as set forth in the accompanying product supplement under “Description of the Securities—Postponement of calculation dates.”
Maturity Date:	May 26, 2021, subject to postponement as set forth in the accompanying product supplement under “Description of the Securities—Postponement of calculation dates.”
Key Terms continued on the following page

Investing in the securities involves a number of risks. See “Selected Risk Considerations” beginning on page 9 of this pricing supplement and “Risk Factors” beginning on page PS-3 of the accompanying product supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying underlying supplement, the product supplement, the prospectus supplement and the prospectus. Any representation to the contrary is a criminal offense.

Commissions and Price to Public	Price to Public	Underwriting Discounts and Commissions	Proceeds to Issuer
Per security	$10.00	$0.075(1)
		$0.015(2)	$9.91
Total	$	$	$

(1) We or one of our affiliates may pay to Morgan Stanley Smith Barney LLC (“MSSB”) varying discounts and commissions of up to $0.09 per $10.00 principal amount of securities, of which $0.015 per $10.00 principal amount of securities will be paid as a structuring fee. For more detailed information, please see “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement.

(2) Reflects a structuring fee payable to MSSB by Credit Suisse Securities (USA) LLC (“CSSU”) or one of its affiliates of $0.015 for each security.

The agent for this offering, CSSU, is our affiliate. For more information, see “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement.

Credit Suisse currently estimates the value of each $10.00 principal amount of the securities on the Trade Date will be between $9.60 and $9.90 (as determined by reference to our pricing models and the rate we are currently paying to borrow funds through issuance of the securities (our “internal funding rate”)). This range of estimated values reflects terms that are not yet fixed. A single estimated value reflecting final terms will be determined on the Trade Date. See “Selected Risk Considerations” in this pricing supplement.

The securities are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Credit Suisse

Auto-Callable Securities due May 26, 2021

Linked to the Performance of the Worst Performing of Three Underlyings
Principal at Risk Securities

Key Terms continued from previous page:
Automatic Redemption:	If a Trigger Event occurs on any Trigger Observation Date, the securities will be automatically redeemed and you will be entitled to receive a cash payment equal to the principal amount of the securities you hold plus the Automatic Redemption Premium applicable to that Trigger Observation Date (the “Automatic Redemption Date,” and such payment, the “Automatic Redemption Amount”). No further payments will be made in respect of the securities following an Automatic Redemption. Any payment on the securities is subject to our ability to pay our obligations as they become due.
Trigger Event:	A Trigger Event will occur if, on any Trigger Observation Date, the closing level of each Underlying on such Trigger Observation Date is equal to or greater than its respective Trigger Level.
Trigger Level:	For each Underlying, 100% of the Initial Level of such Underlying, as set forth in the table above.
Trigger Observation Dates:	May 28, 2019 and May 21, 2020, subject to postponement as set forth in the accompanying product supplement under “Description of the Securities—Postponement of calculation dates.”
Automatic Redemption Dates:	May 31, 2019 and May 27, 2020, subject to postponement as set forth in the accompanying product supplement under “Description of the Securities—Postponement of calculation dates.”
Automatic Redemption Premiums:	For each $10 principal amount of securities you hold:
• Expected to be $1.30 if a Trigger Event occurs on the First Trigger Observation Date • Expected to be $2.60 if a Trigger Event occurs on the Second Trigger Observation Date
Redemption Amount:	On the Maturity Date, for each $10 principal amount of securities you hold, determined as follows:

•  If the Final Level of the Worst Performing Underlying is greater than or equal to its Knock-In Level, an amount calculated as follows:

$10 + the Contingent Return

•  If the Final Level of the Worst Performing Underlying is less than its Knock-In Level, an amount calculated as follows:

$10 × Underlying Return of the Worst Performing Underlying

Under these circumstances, the Redemption Amount will be significantly less than the stated principal amount of $10, and will represent a loss of more than 40%, and possibly all, of your investment.

Contingent Return:	$3.90 per security (39% of the stated principal amount)
Knock-In Level:	For each Underlying, approximately 60% of the Initial Level of such Underlying, as set forth in the table above..
Distributor:	MSSB. See “Supplemental Plan of Distribution.”
Calculation Agent:	Credit Suisse International
Initial Level:	For each Underlying, the closing level of such Underlying on the Strike Date, as set forth in the table above.
Final Level:	For each Underlying, the closing level of such Underlying on the Valuation Date
Underlying Return:	For each Underlying, the Final Level of such Underlying divided by its Initial Level
Worst Performing Underlying:	The Underlying with the lowest Underlying Return
CUSIP / ISIN:	22549M574/US22549M5748
Listing:	The securities will not be listed on any securities exchange.

You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer on the date the securities are priced. We reserve the right to change the terms of, or reject any offer to purchase the securities prior to their issuance. In the event of any changes to the terms of the securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

Auto-Callable Securities due May 26, 2021

Linked to the Performance of the Worst Performing of Three Underlyings
Principal at Risk Securities

Additional Terms Specific to the Securities

You should read this pricing supplement together with the product supplement dated June 30, 2017, the prospectus supplement dated June 30, 2017 and the prospectus dated June 30, 2017, relating to our Medium-Term Notes of which these securities are a part. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product Supplement No. I-A dated June 30, 2017:

http://www.sec.gov/Archives/edgar/data/1053092/000095010317006315/dp77780_424b2-ia.htm

•	Prospectus Supplement and Prospectus dated June 30, 2017:

http://www.sec.gov/Archives/edgar/data/1053092/000104746917004364/a2232566z424b2.htm

In the event the terms of the securities described in this pricing supplement differ from, or are inconsistent with, the terms described in the product supplement, prospectus supplement or prospectus, the terms described in this pricing supplement will control.

Our Central Index Key, or CIK, on the SEC website is 1053092. As used in this pricing supplement, “we,” “us,” or “our” refers to Credit Suisse.

This pricing supplement, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, fact sheets, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. We may, without the consent of the registered holder of the securities and the owner of any beneficial interest in the securities, amend the securities to conform to its terms as set forth in this pricing supplement and the documents listed above, and the trustee is authorized to enter into any such amendment without any such consent. You should carefully consider, among other things, the matters set forth in “Selected Risk Considerations” in this pricing supplement and“Risk Factors” in the accompanying product supplement, “Foreign Currency Risks” in the accompanying prospectus, and any risk factors we describe in the combined Annual Report on Form 20-F of Credit Suisse Group AG and us incorporated by reference therein, and any additional risk factors we describe in future filings we make with the SEC under the Securities Exchange Act of 1934, as amended, as the securities involve risks not associated with conventional debt securities. You should consult your investment, legal, tax, accounting and other advisors before deciding to invest in the securities.

Prohibition of Sales to EEA Retail Investors

The securities may not be offered, sold or otherwise made available to any retail investor in the European Economic Area. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)	a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Directive 2003/71/EC; and

(b)	the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities offered so as to enable an investor to decide to purchase or subscribe the securities.

May 2018	Page 3

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Linked to the Performance of the Worst Performing of Three Underlyings
Principal at Risk Securities

Investment Summary

Auto-Callable Securities

Principal at Risk Securities

The Auto-Callable Securities due May 26, 2021 linked to the worst performing of three Underlyings do not provide for the regular payment of interest or guarantee the return of any principal at maturity. The securities will be automatically redeemed if the closing level of each Underlying on any Trigger Observation Date is greater than or equal to its respective Trigger Level, and for each security you hold you will receive a cash payment equal to $10 plus the Automatic Redemption Premium applicable to such Trigger Observation Date. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the Final Level of the Worst Performing Underlying is greater than or equal to its Knock-In Level, you will receive per security $10 plus the Contingent Return of $3.90. However, if the securities are not automatically redeemed prior to maturity and the Final Level of the Worst Performing Underlying is less than its Knock-In Level, meaning that the Worst Performing Underlying has depreciated by more than 40% from its Initial Level, the payment due at maturity per security will be significantly less than $10 by an amount that is proportionate to the full percentage decline in the level of the Worst Performing Underlying from its Initial Level to its Final Level. Under these circumstances, the Redemption Amount per security will be less than $6 and could be zero. Accordingly, you may lose your entire initial investment in the securities.

Maturity:	Approximately three years

Automatic Redemption:	If, on any Trigger Observation Date, the closing level of each Underlying is greater than or equal to its respective Trigger Level, the securities will be automatically redeemed and you will receive the applicable Automatic Redemption Amount on the related Automatic Redemption Date.

Automatic Redemption Amount:

The Automatic Redemption Amount per security will equal $10 plus the Automatic Redemption Premium applicable to that Trigger Observation Date, as set forth below:

•    1st Trigger Observation Date: $1.30

•    2nd Trigger Observation Date: $2.60

No further payments will be made on the securities once they have been redeemed.

Redemption Amount:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

• If the Final Level of the Worst Performing Underlying is greater than or equal to its Knock-In Level, an amount calculated as follows:

$10 + Contingent Return

• If the Final Level of the Worst Performing Underlying is less than its Knock-In Level, an amount calculated as follows:

$10 × Underlying Return of the Worst Performing Underlying

If the Final Level of the Worst Performing Underlying is less than its Knock-In Level, investors will be fully exposed to the negative performance of the Worst Performing Underlying and will receive a Redemption Amount that is less than 60% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

May 2018	Page 4

Auto-Callable Securities due May 26, 2021

Linked to the Performance of the Worst Performing of Three Underlyings
Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, if the closing level of each Underlying on any Trigger Observation Date is greater than or equal to its respective Trigger Level, for each security you hold you will receive a cash payment equal to $10 plus the Automatic Redemption Premium applicable to such Trigger Observation Date.

The following scenarios are for illustrative purposes only to demonstrate how an Automatic Redemption Amount or the Redemption Amount (if the securities have not previously been redeemed) is calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed prior to maturity and the Redemption Amount may be less than $10 and may be zero.

Scenario 1: The securities are redeemed prior to maturity	When each Underlying closes at or above its respective Trigger Level on any Trigger Observation Dates, the securities will be automatically redeemed for a cash payment equal to $10 plus the Automatic Redemption Premium applicable to such Trigger Observation Date. Investors do not participate in any appreciation of any Underlying.
Scenario 2: The securities are not redeemed prior to maturity, and investors receive a fixed positive return at maturity	This scenario assumes that each Underlying closes below its respective Trigger Level on each Trigger Observation Date. Consequently, the securities are not redeemed prior to maturity. On the Valuation Date, the Worst Performing Underlying closes at or above its Knock-In Level. At maturity, investors will receive a cash payment equal to $10 plus the Contingent Return of $3.90.
Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a significant loss of principal at maturity	This scenario assumes that each Underlying closes below its respective Trigger Level on each Trigger Observation Date. Consequently, the securities are not redeemed prior to maturity. On the Valuation Date, the Worst Performing Underlying closes below its Knock-In Level. At maturity, investors will receive an amount equal to $10 multiplied by the Underlying Return of the Worst Performing Underlying. Under these circumstances, the Redemption Amount will be significantly less than $10 and could be zero.

May 2018	Page 5

Auto-Callable Securities due May 26, 2021

Linked to the Performance of the Worst Performing of Three Underlyings
Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples are for illustrative purposes only. Whether the securities are redeemed prior to maturity will be determined by reference to the closing level of each Underlying on each Trigger Observation Date, and the Redemption Amount will be determined by reference to the closing level of the Worst Performing Underlying on the Valuation Date. The actual Initial Levels, Knock-In Levels and Trigger Levels are set forth in “Key Terms” herein. Some numbers appearing in the examples below have been rounded for ease of analysis. All payments on the securities are subject to our credit risk. The below examples are based on the following terms:

Hypothetical Worst Performing Underlying:	Common stock of General Electric Company
Hypothetical Initial Level of the Worst Performing Underlying:	$15
Hypothetical Knock-In Level of the Worst Performing Underlying:	$9, which is 60% of its hypothetical Initial Level
Early Redemption Payment:

The Automatic Redemption Amount per security will equal $10 plus the Automatic Redemption Premium applicable to each Trigger Observation Date, as set forth below:

•   1st Trigger Observation Date: $1.30

•   2nd Trigger Observation Date: $2.60

No further payments will be made on the securities once they have been redeemed.

Redemption Amount:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

•  If the Final Level of the Worst Performing Underlying is greater than or equal to its Knock-In Level, an amount calculated as follows:

$10 + the Contingent Return

•  If the Final Level of the Worst Performing Underlying is less than its Knock-In Level, an amount calculated as follows:

$10 × Underlying Return of the Worst Performing Underlying

Under these circumstances, you will lose a significant portion or all of your investment.

Stated Principal Amount:	$10

May 2018	Page 6

Auto-Callable Securities due May 26, 2021

Linked to the Performance of the Worst Performing of Three Underlyings
Principal at Risk Securities

Automatic Redemption Amount:

Table 1 — The securities are redeemed on any Trigger Observation Date

Date	Payment (per Security)
1st Trigger Observation Date	$11.30
2nd Trigger Observation Date	$12.60

If a Trigger Event occurs on a Trigger Observation Date, investors will receive an amount on the related Automatic Redemption Date corresponding to $10 plus the Automatic Redemption Premimum applicable to such Automatic Redemption Date. No further payments will be made on the securities once they have been redeemed, and investors do not participate in any appreciation of any Underlying.

Redemption Amount

In the following examples, the closing level of each Underlying on each Trigger Observation Date is less than its respective Trigger Level, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

Example 1 — The Final Level of the Worst Performing Underlying is at or above its Knock-In Level

Final Level of the Worst Performing Underlying	Redemption Amount (per Security)
$10	$10 + $3.90 = $13.90

In this example, the closing level of each Underlying is below its respective Initial Level on each Trigger Observation Date, and therefore the securities are not redeemed prior to maturity. The Final Level of the Worst Performing Underlying is greater than or equal to its Knock-In Level. At maturity, investors receive $13.90 per security, corresponding to $10 plus the Contingent Return of $3.90. However, investors do not participate in any appreciation of any Underlying over the term of the securities.

Example 2 — The Final Level of the Worst Performing Underlying is below its Knock-In Level

Final Level of the Worst Performing Underlying	Redemption Amount (per Security)
$7.50	$10 × 0.50 = $5.00

In this example, the closing level of each Underlying is below its respective Initial Level on each Trigger Observation Date, and therefore the securities are not redeemed prior to maturity. The Final Level of the Worst Performing Underlying is below its Knock-In Level, and accordingly, investors are fully exposed to the negative performance of the Worst Performing Underlying over the term of the securities, and will receive a Redemption Amount that is significantly less than the stated principal amount of the securities. The Redemption Amount is $5.00 per security, representing a loss of 50% on your investment.

If the securities are not redeemed prior to maturity and the Final Level of the Worst Performing Underlying is less than its Knock-In Level, you will lose a significant portion or all of your investment in the securities.

May 2018	Page 7

Auto-Callable Securities due May 26, 2021

Linked to the Performance of the Worst Performing of Three Underlyings
Principal at Risk Securities

Selected Risk Considerations

This section describes the most significant risks relating to the securities. For a complete list of risk factors, please see the accompanying product supplement, prospectus and prospectus supplement. Investors should consult their financial and legal advisers as to the risks entailed by an investment in the securities and the suitability of the securities in light of their particular circumstances.

▪	The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the payment of regular interest or the return of any of the principal amount at maturity. Instead, if the securities have not been automatically redeemed and the Final Level of the Worst Performing Underlying is less than its Knock-In Level, you will be fully exposed to the decline in the level of the Worst Peforming Underlying over the term of the securities, and you will receive for each security that you hold at maturity an amount of cash that is significantly less than the Principal Amount, in proportion to the decline in the Worst Performing Underlying from its Initial Level to its Final Level. Under this scenario, the value of any such payment will be less than 60% of the Principal Amount and could be zero. You may lose up to your entire initial investment in the securities. Any payment on the securities is subject to our ability to pay our obligations as they become due.

▪	Regardless of the amount of any payment you receive on the securities, your actual yield may be different in real value terms. Inflation may cause the real value of any payment you receive on the securities to be less at maturity than it is at the time you invest. An investment in the securities also represents a forgone opportunity to invest in an alternative asset that generates a higher real return. You should carefully consider whether an investment that may result in a return that is lower than the return on alternative investments is appropriate for you.

▪	The probability that the Final Level of the Worst Performing Underlying will be less than its Knock-In Level will depend on the volatility of such Underlying. “Volatility” refers to the frequency and magnitude of changes in the level of an Underlying. The greater the expected volatility with respect to an Underlying on the Strike Date, the higher the expectation as of the Strike Date that the Final Level of such Underlying could be less than its Knock-In Level, indicating a higher expected risk of loss on the securities. The terms of the securities are set, in part, based on expectations about the volatility of any Underlying as of the Strike Date. The volatility of the Underlyings can change significantly over the term of the securities. The levels of the Underlyings could fall sharply, which could result in a significant loss of principal. You should be willing to accept the downside market risk of the Underlyings and the potential to lose a significant amount of your principal at maturity.

▪	The securities do not pay interest. We will not pay interest on the securities. You may receive less at maturity than you could have earned on ordinary interest-bearing debt securities with similar maturities, including other of our debt securities, since the Redemption Amount at maturity is based on the appreciation or depreciation of the Underlyings. Because the Redemption Amount due at maturity may be less than the amount originally invested in the securities, the return on the securities (the effective yield to maturity) may be negative. Even if it is positive, the return payable on each security may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

▪	Limited appreciation potential. If a Trigger Event occurs or the Final Level of every Underlying is greater than or equal to its respective Knock-In Level, the appreciation potential of the securities will be limited to (i) the Automatic Redemption Premium applicable to the relevant Trigger Observation Date or (ii) the Contingent Return, as set forth in “Key Terms” herein, regardless of any appreciation in the Underlying, which may be significant. Any payment on the securities is subject to our ability to pay our obligations as they become due.

▪	Automatic Redemption risk. The securities are subject to a potential Automatic Redemption, which exposes you to reinvestment risk. If the securities are automatically redeemed prior to maturity, you may not be able to invest in other securities with a similar level of risk that offer the same return as the securities.

May 2018	Page 8

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Linked to the Performance of the Worst Performing of Three Underlyings
Principal at Risk Securities

▪	You will be subject to risks relating to the relationship between the Underlyings. The securities are linked to the individual performance of each Underlying. As such, the securities will perform poorly if only one of the Underlyings performs poorly. For example, if one Underlying appreciates from its Initial Level and another Underlying does not appreciate as much, you will not benefit from the appreciation of the first Underlying. Each additional Underlying to which the securities are linked increases the risk that the securities will perform poorly. By investing in the securities, you assume the risk that the Final Level of at least one of the Underlyings will be less than its Knock-In Level, regardless of the performance of any other Underlying.

It is impossible to predict the relationship between the Underlyings. If the performances of the Underlyings exhibit no relationship to each other, it is more likely that one of the Underlyings will cause the securities to perform poorly. However, if the Reference Share Issuers’ businesses tend to be related such that the performances of the Underlyings are correlated, then there is less likelihood that only one Underlying will cause the securities to perform poorly. Furthermore, to the extent that each Underlying represents a different market segment or market sector, the risk of one Underlying performing poorly is greater. As a result, you are not only taking market risk on each Reference Share Issuer and its businesses, you are also taking a risk relating to the relationship between each Reference Share Issuer and Underlying to others.

▪	No affiliation with the Reference Share Issuers. We are not affiliated with the Reference Share Issuers. You should make your own investigation into the Underlyings and the Reference Share Issuers. In connection with the offering of the securities, neither we nor our affiliates have participated in the preparation of any publicly available documents or made any due diligence inquiry with respect to the Reference Share Issuers.

▪	The securities are subject to the credit risk of Credit Suisse. Investors are dependent on our ability to pay all amounts due on the securities and, therefore, if we were to default on our obligations, you may not receive any amounts owed to you under the securities. In addition, any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the value of the securities prior to maturity.

▪	Hedging and trading activity. While the securities are outstanding, we or any of our affiliates may carry out hedging activities related to the securities, including in the Underlyings or instruments related to the Underlyings. We or our affiliates may also trade in the Underlyings or instruments related to the Underlyings from time to time. Any of these hedging or trading activities as of the Strike Date and during the term of the securities could adversely affect our payment to you at maturity.

▪	The estimated value of the securities on the Trade Date may be less than the Price to Public. The initial estimated value of your securities on the Trade Date (as determined by reference to our pricing models and our internal funding rate) may be significantly less than the original Price to Public. The Price to Public of the securities includes any discounts or commissions as well as transaction costs such as expenses incurred to create, document and market the securities and the cost of hedging our risks as issuer of the securities through one or more of our affiliates (which includes a projected profit). These costs will be effectively borne by you as an investor in the securities. These amounts will be retained by Credit Suisse or our affiliates in connection with our structuring and offering of the securities (except to the extent discounts or commissions are reallowed to other broker-dealers or any costs are paid to third parties).

On the Trade Date, we value the components of the securities in accordance with our pricing models. These include a fixed income component valued using our internal funding rate, and individual option components valued using mid-market pricing. As such, the payout on the securities can be replicated using a combination of these components and the value of these components, as determined by us using our pricing models, will impact the terms of the securities at issuance. Our option valuation models are proprietary. Our pricing models take into account factors such as interest rates, volatility and time to maturity of the securities, and they rely in part on certain assumptions about future events, which may prove to be incorrect.

Because Credit Suisse’s pricing models may differ from other issuers’ valuation models, and because funding rates taken into account by other issuers may vary materially from the rates used by Credit Suisse (even among issuers with similar creditworthiness), our estimated value at any time may not be comparable to estimated values of similar securities of other issuers.

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Principal at Risk Securities

▪	Effect of interest rate in structuring the securities. The internal funding rate we use in structuring notes such as these securities is typically lower than the interest rate that is reflected in the yield on our conventional debt securities of similar maturity in the secondary market (our “secondary market credit spreads”). If on the Strike Date our internal funding rate is lower than our secondary market credit spreads, we expect that the economic terms of the securities will generally be less favorable to you than they would have been if our secondary market credit spread had been used in structuring the securities. We will also use our internal funding rate to determine the price of the securities if we post a bid to repurchase your securities in secondary market transactions. See “—Secondary Market Prices” below.

▪	Secondary market prices. If Credit Suisse (or an affiliate) bids for your securities in secondary market transactions, which we are not obligated to do, the secondary market price (and the value used for account statements or otherwise) may be higher or lower than the Price to Public and the estimated value of the securities on the Trade Date. The estimated value of the securities on the cover of this pricing supplement does not represent a minimum price at which we would be willing to buy the securities in the secondary market (if any exists) at any time. The secondary market price of your securities at any time cannot be predicted and will reflect the then-current estimated value determined by reference to our pricing models and other factors. These other factors include our internal funding rate, customary bid and ask spreads and other transaction costs, changes in market conditions and any deterioration or improvement in our creditworthiness. In circumstances where our internal funding rate is lower than our secondary market credit spreads, our secondary market bid for your securities could be more favorable than what other dealers might bid because, assuming all else equal, we use the lower internal funding rate to price the securities and other dealers might use the higher secondary market credit spread to price them. Furthermore, assuming no change in market conditions from the Trade Date, the secondary market price of your securities will be lower than the Price to Public because it will not include any discounts or commissions and hedging and other transaction costs. If you sell your securities to a dealer in a secondary market transaction, the dealer may impose an additional discount or commission, and as a result the price you receive on your securities may be lower than the price at which we may repurchase the securities from such dealer.

We (or an affiliate) may initially post a bid to repurchase the securities from you at a price that will exceed the then-current estimated value of the securities. That higher price reflects our projected profit and costs that were included in the Price to Public, and that higher price may also be initially used for account statements or otherwise. We (or our affiliate) may offer to pay this higher price, for your benefit, but the amount of any excess over the then-current estimated value will be temporary and is expected to decline over a period of approximately three months.

The securities are not designed to be short-term trading instruments and any sale prior to maturity could result in a substantial loss to you. You should be willing and able to hold your securities to maturity.

▪	Credit Suisse is subject to Swiss regulation. As a Swiss bank, Credit Suisse is subject to regulation by governmental agencies, supervisory authorities and self-regulatory organizations in Switzerland. Such regulation is increasingly more extensive and complex and subjects Credit Suisse to risks. For example, pursuant to Swiss banking laws, the Swiss Financial Market Supervisory Authority (FINMA) may open resolution proceedings if there are justified concerns that Credit Suisse is over-indebted, has serious liquidity problems or no longer fulfills capital adequacy requirements. FINMA has broad powers and discretion in the case of resolution proceedings, which include the power to convert debt instruments and other liabilities of Credit Suisse into equity and/or cancel such liabilities in whole or in part. If one or more of these measures were imposed, such measures may adversely affect the terms and market value of the securities and/or the ability of Credit Suisse to make payments thereunder and you may not receive any amounts owed to you under the securities.

▪	Lack of liquidity. The securities will not be listed on any securities exchange. Credit Suisse (or its affiliates) intends to offer to purchase the securities in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities when you wish to do so. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Credit Suisse (or its affiliates) is willing to buy the securities. If you have to sell your securities prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss.

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▪	Potential conflicts. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and as agent of the issuer for the offering of the securities, hedging our obligations under the securities and determining their estimated value. In performing these duties, the economic interests of us and our affiliates are potentially adverse to your interests as an investor in the securities. For instance, as calculation agent, Credit Suisse International will determine the Initial Level, the Knock-In Level and the Trigger Level for each Underlying, whether you are automatically redeemed on any Trigger Observation Date and the Redemption Amount, if any. Moreover, certain determinations made by Credit Suisse International, in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor underlying or calculation of the closing level in the event of a market disruption event or discontinuance of an Underlying. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. In addition, hedging activities by us or our affiliates on or prior to the Strike Date could potentially increase the Initial Levels of the Underlyings, and therefore, could increase the Knock-In Levels, which are the respective levels at or above which each Underlying must close in order for you to receive the Contingent Return and so that you are not exposed to the negative performance of the Worst Performing Underlying on the Valuation Date, and Trigger Levels, which are the respective levels at or above which each Underlying must close in order for you to receive the Automatic Redemption Amount applicable to an Automatic Redemption Date. Further, hedging activities may adversely affect any payment on or the value of the securities. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the securities, which creates an additional incentive to sell the securities to you.

We and/or our affiliates may also currently or from time to time engage in business with the Reference Share Issuers, including extending loans to, or making equity investments in, the Reference Share Issuers or providing advisory services to the Reference Share Issuers. In addition, one or more of our affiliates may publish research reports or otherwise express opinions with respect to the Reference Share Issuers and these reports may or may not recommend that investors buy or hold shares of the Underlyings. As a prospective purchaser of the securities, you should undertake an independent investigation of the Reference Share Issuers that in your judgment is appropriate to make an informed decision with respect to an investment in the securities.

▪	Unpredictable economic and market factors will affect the value of the securities. The payout on the securities can be replicated using a combination of the components described in “The estimated value of the securities on the Trade Date may be less than the Price to Public.” Therefore, in addition to the levels of any Underlying, the terms of the securities at issuance and the value of the securities prior to maturity may be influenced by factors that impact the value of fixed income securities and options in general such as:

o	the expected and actual volatility of the Underlyings;

o	the expected and actual correlation, if any, between the Underlyings;

o	the time to maturity of the securities;

o	the dividend rate on the Underlyings;

o	interest and yield rates in the market generally;

o	investors’ expectations with respect to the rate of inflation;

o	events affecting companies engaged in the industries of the Reference Share Issuers;

o	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the Reference Share Issuers or markets generally and which may affect the levels of the Underlyings; and

o	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

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Some or all of these factors may influence the price that you will receive if you choose to sell your securities prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.

▪	No ownership rights relating to the Underlyings. Your return on the securities will not reflect the return you would realize if you actually owned shares of the Underlyings. The return on your investment is not the same as the total return based on a purchase of shares of the Underlyings.

▪	No dividend payments or voting rights. As a holder of the securities, you will not have voting rights or rights to receive cash dividends or other distributions or other rights with respect to the shares of the Underlyings.

▪	Anti-dilution protection is limited. The calculation agent will make anti-dilution adjustments for certain events affecting the Underlyings. However, an adjustment will not be required in response to all events that could affect the Underlyings. If an event occurs that does not require the calculation agent to make an adjustment, or if an adjustment is made but such adjustment does not fully reflect the economics of such event, the value of the securities may be materially and adversely affected. See “Description of the Securities—Adjustments” in the relevant product supplement.

▪	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid financial contracts that are treated as “open transactions.” If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities, including the timing and character of income recognized by U.S. investors and the withholding tax consequences to non-U.S. investors, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Supplemental Use of Proceeds and Hedging

We intend to use the proceeds of this offering for our general corporate purposes, which may include the refinancing of existing debt outside Switzerland. Some or all of the proceeds we receive from the sale of the securities may be used in connection with hedging our obligations under the securities through one or more of our affiliates. Such hedging or trading activities on or prior to the Strike Date and during the term of the securities (including on any calculation date, as defined in any accompanying product supplement) could adversely affect the value of the Underlyings and, as a result, could decrease the amount you may receive on the securities at maturity. For additional information, see “Supplemental Use of Proceeds and Hedging” in the accompanying product supplement.

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The Underlyings

Companies with securities registered under the Securities Exchange Act of 1934 (the “Exchange Act”) are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC by the Reference Share Issuers pursuant to the Exchange Act can be located by reference to the SEC file numbers provided below.

According to its publicly available filings with the SEC, Apple Inc. designs, manufactures and markets mobile communication and media devices and personal computers, and sells a variety of related software, services, accessories, networking solutions and third-party digital content and applications. The common stock of Apple Inc. is listed on the Nasdaq Stock Market. Apple Inc.’s SEC file number is 001-36743 and can be accessed through www.sec.gov.

According to its publicly available filings with the SEC, General Electric Company is a digital industrial company. The common stock of General Electric Company is listed on the New York Stock Exchange. General Electric Company’s SEC file number is 001-00035 and can be accessed through www.sec.gov.

According to its publicly available filings with the SEC, The Proctor & Gamble Company provides branded consumer packaged goods. The common stock of The Proctor & Gamble Company is listed on the New York Stock Exchange. The Proctor & Gamble Company’s SEC file number is 001-00434 and can be accessed through www.sec.gov.

This pricing supplement relates only to the securities offered hereby and does not relate to the Underlyings or other securities of the Reference Share Issuers. We have derived all disclosures contained in this pricing supplement regarding the Underlyings and the Reference Share Issuers from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor our affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to the Reference Share Issuers.

For additional historical information, see “Historical Performance of the Underlyings” below.

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Historical Performance of the Underlyings

The following graph sets forth the daily closing levels of the common stock of Apple Inc. for the period from January 2, 2013 through May 18, 2018. The related table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the common stock of Apple Inc. for each quarter in the same period. The closing level on May 18, 2018 was $186.31. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical values of the common stock of Apple Inc. should not be taken as an indication of future performance, and no assurance can be given as to the level of the common stock of Apple Inc. on any Trigger Observation Date.

Common stock of Apple Inc. Daily Closing Levels January 2, 2013 to May 18, 2018

* The solid red line in the graph indicates the hypothetical Knock-In Level, assuming the closing level on May 18, 2018 was the Initial Level.

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Common Stock of Apple Inc.	High	Low	Period End
2013
First Quarter	$78.433	$60.007	$63.233
Second Quarter	$66.263	$55.786	$56.583
Third Quarter	$72.534	$58.460	$68.107
Fourth Quarter	$81.441	$68.706	$80.159
2014
First Quarter	$79.624	$71.349	$76.677
Second Quarter	$94.250	$73.993	$92.930
Third Quarter	$103.300	$93.080	$100.750
Fourth Quarter	$119.000	$96.260	$110.380
2015
First Quarter	$133.000	$105.990	$124.430
Second Quarter	$132.650	$124.250	$125.425
Third Quarter	$132.070	$103.120	$110.300
Fourth Quarter	$122.570	$105.260	$105.260
2016
First Quarter	$109.560	$93.420	$108.990
Second Quarter	$112.100	$90.340	$95.600
Third Quarter	$115.570	$94.990	$113.050
Fourth Quarter	$118.250	$105.710	$115.820
2017
First Quarter	$144.120	$116.020	$143.660
Second Quarter	$156.100	$140.680	$144.020
Third Quarter	$164.050	$142.730	$154.120
Fourth Quarter	$176.420	$153.480	$169.230
2018
First Quarter	$181.720	$155.150	$167.780
Second Quarter (through May 18, 2018)	$190.040	$162.320	$186.310

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The following graph sets forth the daily closing levels of the common stock of General Electric Company for the period from January 2, 2013 through May 18, 2018. The related table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the common stock of General Electric Company for each quarter in the same period. The closing level on May 18, 2018 was $14.97. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical values of the common stock of General Electric Company should not be taken as an indication of future performance, and no assurance can be given as to the level of the common stock of General Electric Company on any Trigger Observation Date.

Common Stock of General Electric Company Daily Closing Levels January 2, 2013 to May 18, 2018

* The solid red line in the graph indicates the hypothetical Knock-In Level, assuming the closing level on May 18, 2018 was the Initial Level.

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Common Stock of General Electric Company	High	Low	Period End
2013
First Quarter	$23.77	$20.90	$23.12
Second Quarter	$24.33	$21.35	$23.19
Third Quarter	$24.86	$22.90	$23.89
Fourth Quarter	$28.03	$23.57	$28.03
2014
First Quarter	$27.50	$24.35	$25.89
Second Quarter	$27.44	$25.43	$26.28
Third Quarter	$27.02	$25.02	$25.62
Fourth Quarter	$27.01	$23.95	$25.27
2015
First Quarter	$26.11	$23.58	$24.81
Second Quarter	$28.51	$24.84	$26.57
Third Quarter	$27.24	$23.27	$25.22
Fourth Quarter	$31.28	$25.19	$31.15
2016
First Quarter	$31.83	$27.45	$31.79
Second Quarter	$31.93	$29.32	$31.48
Third Quarter	$32.93	$29.43	$29.62
Fourth Quarter	$32.25	$28.28	$31.60
2017
First Quarter	$31.70	$29.39	$29.80
Second Quarter	$30.27	$27.01	$27.01
Third Quarter	$27.45	$23.72	$24.18
Fourth Quarter	$24.80	$17.36	$17.45
2018
First Quarter	$95.01	$85.95	$89.61
Second Quarter (through May 18, 2018)	$15.03	$12.83	$14.97

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The following graph sets forth the daily closing levels of the common stock of The Proctor & Gamble Company for the period from January 2, 2013 through May 18, 2018. The related table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the common stock of The Proctor & Gamble Company for each quarter in the same period. The closing level on May 18, 2018 was $73.45. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical values of the common stock of The Proctor & Gamble Company should not be taken as an indication of future performance, and no assurance can be given as to the level of the common stock of The Proctor & Gamble Company on any Trigger Observation Date.

Common Stock of The Proctor & Gamble Company Daily Closing Levels January 2, 2013 to May 18, 2018

* The solid red line in the graph indicates the hypothetical Knock-In Level, assuming the closing level on May 18, 2018 was the Initial Level.

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Common Stock of The Proctor & Gamble Company	High	Low	Period End
2013
First Quarter	$77.58	$68.51	$77.06
Second Quarter	$82.54	$75.25	$76.99
Third Quarter	$82.17	$75.59	$75.59
Fourth Quarter	$85.41	$75.65	$81.41
2014
First Quarter	$81.42	$75.70	$80.60
Second Quarter	$82.94	$78.59	$78.59
Third Quarter	$85.24	$77.32	$83.74
Fourth Quarter	$93.46	$82.24	$91.09
2015
First Quarter	$91.62	$81.39	$81.94
Second Quarter	$83.60	$77.43	$78.24
Third Quarter	$82.30	$68.06	$71.94
Fourth Quarter	$80.99	$71.95	$79.41
2016
First Quarter	$83.49	$74.98	$82.31
Second Quarter	$84.67	$79.55	$84.67
Third Quarter	$89.75	$84.46	$89.75
Fourth Quarter	$90.00	$81.86	$84.08
2017
First Quarter	$91.67	$83.49	$89.85
Second Quarter	$90.80	$85.87	$87.15
Third Quarter	$94.40	$86.70	$90.98
Fourth Quarter	$93.14	$86.05	$91.88
2018
First Quarter	$91.89	$75.91	$79.28
Second Quarter (through May 18, 2018)	$79.05	$70.94	$73.45

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United States Federal Tax Considerations

This discussion supplements and, to the extent inconsistent therewith, supersedes the discussion in the accompanying product supplement under “Material United States Federal Income Tax Considerations.”

There are no statutory, judicial or administrative authorities that address the U.S. federal income tax treatment of the securities or instruments that are similar to the securities. In the opinion of our counsel, Davis Polk & Wardwell LLP, a security should be treated as a prepaid financial contract that is an “open transaction” for U.S. federal income tax purposes. However, there is uncertainty regarding this treatment. Moreover, our counsel’s opinion is based on market conditions as of the date of this preliminary pricing supplement and is subject to confirmation on the Trade Date.

Assuming this treatment of the securities is respected and subject to the discussion in “Material United States Federal Income Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or other disposition.

•	Upon a sale or other disposition (including retirement) of a security, you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the security. Such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

We do not plan to request a ruling from the IRS regarding the treatment of the securities, and the IRS or a court might not agree with the treatment described herein. In particular, the IRS could treat the securities as contingent payment debt instruments, in which case the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized, could be materially and adversely affected. Moreover, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax advisor regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Non-U.S. Holders. Subject to the discussions in the next paragraph and in “Material United States Federal Income Tax Considerations” in the accompanying product supplement, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

As discussed under “Material United States Federal Income Tax Considerations—Non-U.S. Holders Generally—Substitute Dividend and Dividend Equivalent Payments” in the accompanying product supplement, Section 871(m) of the Internal Revenue Code generally imposes a 30% withholding tax on “dividend equivalents” paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Treasury regulations under Section 871(m), as modified by an IRS notice, exclude from their scope financial instruments issued in 2018 that do not have a “delta” of one with respect to any U.S. equity. Based on the terms of the securities and representations provided by us as of the date of this preliminary pricing supplement, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. equity and, therefore, should not be subject to withholding tax under Section 871(m). However, the final determination regarding the treatment of the securities under Section 871(m) will be made as of the Trade Date for the securities and it is possible that the securities will be subject to withholding tax under Section 871(m) based on circumstances on that date.

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A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this determination. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to a U.S. equity to which the securities relate. You should consult your tax advisor regarding the potential application of Section 871(m) to the securities.

If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “Material United States Federal Income Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax advisor regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Supplemental Plan of Distribution

Under the terms and subject to the conditions contained in a distribution agreement dated May 7, 2007, as amended, which we refer to as the distribution agreement, we have agreed to sell the securities to CSSU. The distribution agreement provides that CSSU is obligated to purchase all of the securities if any are purchased.

CSSU proposes to offer the securities at the offering price set forth on the cover page of this pricing supplement, may receive varying underwriting discounts and commissions of up to $0.09 per $10.00 principal amount of securities and will forgo fees for sales to fiduciary accounts. MSSB and its financial advisors will collectively receive from CSSU varying discounts and commissions of up to $0.09 for each security they sell, of which $0.015 per $10.00 principal amount of securities reflects a structuring fee. CSSU may re-allow some or all of the discount on the principal amount per security on sales of such securities by other brokers or dealers. If all of the securities are not sold at the initial offering price, CSSU may change the public offering price and other selling terms.

An affiliate of Credit Suisse has paid or may pay in the future a fixed amount to broker-dealers in connection with the costs of implementing systems to support these securities.

We expect to deliver the securities against payment for the securities on the Settlement Date indicated herein, which may be a date that is greater than two business days following the Trade Date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, if the Settlement Date is more than two business days after the Trade Date, purchasers who wish to transact in the securities more than two business days prior to the Settlement Date will be required to specify alternative settlement arrangements to prevent a failed settlement.

The agent for this offering, CSSU, is our affiliate. In accordance with FINRA Rule 5121, CSSU may not make sales in this offering to any of its discretionary accounts without the prior written approval of the customer. A portion of the net proceeds from the sale of the securities will be used by CSSU or one of its affiliates in connection with hedging our obligations under the securities.

For further information, please refer to “Underwriting (Conflicts of Interest)” in the accompanying product supplement.

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Contact

MSSB clients may contact their local Morgan Stanley branch office or Morgan Stanley’s principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (212) 761-4000). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 780-2731.

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